                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                October 21, 2002
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                                 Date of Report
                        (Date of earliest event reported)

                            Tidel Technologies, Inc.
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               (Exact Name of Registrant as Specified in Charter)

  Delaware                           0-17288                   75-2193593
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 (State or Other Jurisdiction        (Commission             (IRS Employer
  of Incorporation)                  File Number)            Identification No.)

5847 San Felipe, Suite 900, Houston, TX                           77057
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(Address of Principal Executive Offices)                       (Zip Code)

                                 (713) 783-8200
                                 --------------
                         Registrant's telephone number,
                               including area code

                                 Not Applicable
                                 --------------
         (Former Name or Former Address, if Changed Since Last Report.)

            Item 5.       Other Events.
                          ------------

            On October 21, 2002,  Tidel  Technologies,  Inc.  ("Tidel") issued a press release, set forth as Exhibit 99.1 to this Current Report, announcing that it has received the first orders for units of its recently  introduced  Sentinel cash controller  from the nationwide  petroleum  retailer and convenience  store operator  who  participated  with Tidel in the  development  of the new product.
Sentinel is an  "intelligent"  cash controller  device  designed  especially for multi-location  retailers to improve  efficiencies  in cash  handling and reduce cash losses from theft and internal shrinkage. The initial purchase orders cover more than 200 units that are  expected  to be  delivered  this  quarter  with an aggregate sales price of approximately $1.6 million.

            Item 7.       Financial Statements and Exhibits.
                          ---------------------------------

            (c)   Exhibits
                  --------

                  Exhibit No.    Exhibits
                  -----------    --------

                  99.1           Press Release of Tidel Technologies, Inc. dated
                                 October 21, 2002.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the  registrant  has duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                TIDEL TECHNOLOGIES, INC.

Dated: October 21, 2002                         By:    /s/ Leonard Carr
                                                       ------------------------
                                                Name:  Leonard Carr
                                                Title: Vice President